UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 6, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

After the close of business on May 6, 2016, Finjan Holdings, Inc. (“Finjan” or the “Company”) entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) between the Company and Halcyon Long Duration Recoveries Investments I LLC, a Delaware limited liability company (“Halcyon LDRII”). Halcyon LDRII is an affiliate of both funds managed by Halcyon Long Duration Recoveries Management LP and its affiliates (“Halcyon”) and Soryn IP Group, LLC (“Soryn”). Pursuant to the Purchase Agreement, the Company agreed to issue to Halcyon LDRII in a private placement (the “Private Placement”) an aggregate of 102,000 shares of the Company’s Series A Preferred Stock (the “Shares”) at a purchase price of $100.00 per share, for aggregate proceeds of $10.2 million. The closing is expected to occur on or about May 20, 2016 (the “Closing”). The Company retained B. Riley & Company, LLC (“B. Riley”) as placement agent for the Private Placement and agreed to pay B. Riley a fee equal to 5.0% of the aggregate gross proceeds from the Private Placement, plus reimbursement of certain expenses.

As set forth in the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware in connection with the Private Placement, the Shares contain certain rights and preferences, optional and mandatory redemptive provisions and carry participation rights in certain of the Company’s revenue streams until the Shares are retired.

Additionally, following the occurrence of a Negative Litigation Event (as defined in the Certificate of Designation) or a Negative Treasury Event (as defined in the Certificate of Designation), any holder of Shares shall have the right to have all of their shares redeemed by the Company.

The protective provisions of the Shares reflected in the Certificate of Designation include, among other matters, requiring the consent of a Majority in Interest (as defined in the Certificate of Designation) in order for the Company to:

•    declare dividends
•    use proceeds from the Private Placement deposited in the Financing Account (as defined in the Purchase Agreement) other than as provided in the Finance Account Agreement (as defined in the Purchase Agreement)

The Purchase Agreement contains customary representations, warranties and covenants by the Company and Halcyon LDRII. Completion of the Private Placement is subject to the satisfaction or waiver of customary closing conditions.

The foregoing descriptions of each of the Purchase Agreement and the Certificate of Designation do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of (i) the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and (ii) the Form of Certificate of Designation, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 2.03 by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 3.02 by reference.

The issuance and sale of the shares of Series A Preferred Stock to Halcyon LDRII under the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of Halcyon LDRII that Halcyon LDRII is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment in the Company.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities referred to herein have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.03.  Material Modification to Rights of Security Holders.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 3.03 by reference.

Item 8.01.  Other Events.

On May 12, 2016, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Series A Preferred Stock Purchase Agreement, dated May 6, 2016, between Finjan Holdings, Inc. and Halcyon Long Duration Recoveries Investments I LLC.
10.2	Form of Certificate of Designation of Series A Preferred Stock.
99.1	Press Release, dated May 12, 2016, entitled “Finjan Secures $10.2 Million Series A Preferred Stock Financing – Financing is Non-Convertible into Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: May 12, 2016	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer